UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

ARROW RESOURCES DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-09224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14090 SOUTHWEST FREEWAY STE., 300, SUGARLAND, TEXAS,	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

832-617-6146

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATION Mr. Clement Simon was only to be the Chief Executive Officer and none other. At this time we did not choose to elect any other person to fulfill any other position.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a board of Directors Meeting on February 1, 2019 Mr. Clement Simon was offered the Chief Executive Officer position and accepted it. Mr. Simon fills the vacancy created by the resignation of Mr. Blain Burke.

Mr. Clement Simon has appointed the following Officers:

Name	Title
Clement Simon	Chief Executive Officer
Sree Viijay	Corporate Secretary
Elaine Rocker	Human Resources

Mr. Theodore Wilkes Chairman Of the Board and Mr. Clement Simon CEO has appointed the following Directors:

Name	Title
Theodore Wilkes	Chairman Of the Board, Director
Clement Simon	Chief Executive Officer, Director
Stephanie Rao	Director
Marianne Secontine	Director
Robert OConner	Director
Robert Comminos	Director
Charles Moskowitz	Director
Michael Lefkovitz	Director
Ajaiya Kishoar	Director

Mr. Theodore Wilkes Chairman Of the Board and Mr. Clement Simon CEO has appointed the following:

Galleros Robinson Certified Public Accountants and Advisors:
managing Partner Richard Levychin, CPA, CGMA

Mr. Theodore Wilkes Chairman Of the Board and Mr. Clement Simon CEO has appointed the following Legal team:

Legal Counsel Andras F. Babero, ESQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 21, 2019

ARROW RESOURCES DEVELOPMENT, INC.

By:	/s/ Clement Simon
Clement Simon Chief Executive Officer

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